EXHIBIT 99.77Q1(a)(1)


AMENDMENT NO. 9 TO MASTER TRUST AGREEMENT


NOW, THEREFORE, the undersigned Trustees pursuant to the authorization described above, hereby amend Section 4.2 of the Master Trust Agreement, as heretofore in effect, to read as follows:

Section 4.2 Establishment and Designation of Sub-Trusts. Without limiting the Trustees' authority to establish further sub-trusts pursuant to Section 4.1, the Trustees hereby establish the following sub-trusts:

FUNDS WITH NO DISTRIBUTION PLAN

ICON Consumer Discretionary Fund
ICON Energy Fund
ICON Financial Services Fund
ICON Healthcare Fund
ICON Information Technology Fund
ICON Industrials Fund
ICON Asia-Pacific Region Fund
ICON North Europe Region Fund
ICON South Europe Region Fund
ICON Western Hemisphere Fund
ICON Leisure & Consumer Staples Fund
ICON Materials Fund
ICON Short-Term Fixed Income Fund
ICON Telecommunication & Utilities Fund

FUNDS WITH DISTRIBUTION PLAN (CLASS C AND CLASS I)

ICON Core Equity Fund
ICON Bond Fund
ICON Covered Call Fund
ICON Equity Income Fund
ICON Long/Short Fund